UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 12, 2011 (July 12, 2011)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________
Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 12, 2011, the registered holders of the 10.375% Senior Discount Notes due 2016 (CUSIP No. 922036AD0 and CUSIP No. 922036AC2) (the “Notes”) issued by Vanguard Health Systems, Inc. (the “Company”) were notified of the Company’s partial redemption of the Notes as a result of the Company’s receipt earlier on July 12, 2011 of net proceeds of approximately $63.6 million in respect of the closing of the over-allotment option relating to 3,750,000 shares of its common stock exercised in full by the underwriters of its recently completed initial public offering.  The redemption date for the Notes will be August 11, 2011 and the redemption price for the Notes will be 105.000% of the accreted value of the Notes as of the redemption date.

This redemption of the Notes is mandatory upon the Company pursuant to Paragraph (6) of the Notes and Section 3.08 of the Indenture, dated as of January 26, 2011 (the “Indenture”), by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), under which the Notes were issued.  The Indenture requires the Company to redeem the Notes, at the redemption price set forth above for redemptions prior to February 1, 2013, with all of the net cash proceeds of the Company’s underwritten public offerings of its common stock where such proceeds are in excess of $25 million, other than any such public sale to an affiliate of the Company or registered with the Securities and Exchange Commission on Form S-8.  A copy of the Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

The Company estimates that pursuant to this redemption it will redeem approximately $95.2 million aggregate principal amount at maturity of the Notes (or approximately 12.74% of the original issuance in January 2011 of $747,219,000 aggregate principal amount at maturity of the Notes).  The redemption will result in approximately $14.8 million of remaining unredeemed accreted value of the Notes remaining outstanding on August 11, 2011 immediately after this redemption is completed.

The selection of the actual Notes for redemption will be made by the Trustee by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to DTC’s procedures) to the extent practicable; provided, however, that no Notes of $2,000 principal amount at maturity or less shall be redeemed in part.

Item 8.01	Other Events.

On July 12, 2011, the Company also issued a press release in respect of the redemption of the Notes.  For information regarding this redemption, the Company hereby incorporates by reference in this Item 8.01 the information set forth in Item 2.04 above and in its Press Release dated July 12, 2011, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   July 12, 2011                                    VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated as of January 26, 2011, relating to the 10.375% Senior Discount Notes due 2016, between Vanguard Health Systems, Inc. and U.S. Bank National Association, as Trustee, including the form of 10.375% Senior Discount Notes due 2016 ( Incorporated by  reference from Exhibit 4.2 to Vanguard Health Systems, Inc.’s Current Report on Form 8-K, dated January 28, 2011, File No. 333-71934)

99.1	Press Release of Vanguard Health Systems, Inc. dated July 12, 2011.